TIMKEN

Timken Reports First-Quarter 2016 Results

•	Reports adjusted earnings of $0.46 per diluted share (EPS) in the quarter on sales of $684 million

•	Generated free cash flow in the quarter of $23 million

•	Repurchased 1.2 million shares

•	Reaffirms full-year 2016 adjusted EPS outlook

NORTH CANTON, Ohio: April 27, 2016 - The Timken Company (NYSE: TKR; www.timken.com), a global leader in bearings, today reported sales of $684 million for the first quarter of 2016, approximately 5 percent lower than the same period a year ago. Excluding the impact of currency, sales were down 2.5 percent, primarily due to market weakness across most sectors partially offset by growth in automotive and the net benefit of acquisitions and divestitures.

In the first quarter, Timken posted net income of $63.0 million or $0.78 per diluted share, versus net loss of $135.2 million or $1.54 per basic share a year ago. Net income in the quarter included certain unusual items including pre-tax income of $47.7 million related to the U.S. Continued Dumping and Subsidy Offset Act (reference Table I).

Adjusted net income was $36.9 million or $0.46 per diluted share. This compares with adjusted net income of $44.2 million or $0.50 per diluted share for the same period in 2015. The year-over-year change in adjusted net income reflects lower volume, unfavorable price/mix and currency, partially offset by the impact of lower raw material and operating costs as well as lower SG&A expenses. Earnings per share also benefited from share buybacks.

Free cash flow for the quarter was $22.9 million, compared with net cash used of $2.7 million in the prior-year period. The increase in free cash flow was primarily driven by improvements in working capital. In addition, the company returned $55.7 million in capital to shareholders in the first quarter, through the repurchase of 1.2 million shares and the payment of its 375th consecutive quarterly dividend.

“During the quarter, we executed well and delivered first-quarter results in line with our expectations even though market conditions globally remain weak, particularly in commodity-related sectors,” said Richard G. Kyle, Timken president and chief executive officer. “Looking ahead, we expect continued challenging market conditions in 2016. However, we are reaffirming our full-year earnings outlook, confident in our ability to win new business and deliver on our cost-reduction initiatives.”

Table I: Adjusted Net Income & Earnings Per Share (EPS)

	2016 - 1Q		2015 - 1Q
	($M)	EPS	($M)	EPS
Net Income (Loss) Attributable to The Timken Company	$63.0	$0.78	$(135.2)	$(1.54)
Adjustments*:
Pension settlement charges	$1.2	$0.02	$215.2	$2.45
Impairment and restructuring charges	10.7	0.13	6.6	0.07
CDSOA income, net of related expenses	(47.7)	(0.59)	—	—
Gain on dissolution of a subsidiary	(1.4)	(0.02)	—	—
Provision (benefit) for income taxes	11.1	0.14	(42.4)	(0.48)
Total adjustments	(26.1)	(0.32)	179.4	2.04
Net Income, after adjustments	$36.9	$0.46	$44.2	$0.50
*Adjustments are pre-tax, with net tax provision (benefit) listed separately.

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TIMKEN

First-Quarter Segment Results

Mobile Industries reported first-quarter sales of $383.2 million, approximately 2 percent lower than the same period a year ago. Excluding the impact of currency, sales were roughly flat compared with the prior year, as growth in automotive and the net benefit of acquisitions and divestitures offset market-related declines in off‑highway, rail and aerospace.

Earnings before interest and taxes (EBIT) for the first quarter were $30.2 million or 7.9 percent of sales, compared with EBIT of $35.4 million or 9 percent of sales for the same period a year ago. Adjusted EBIT was $35.9 million or 9.4 percent of sales, compared with $36.4 million or 9.3 percent of sales in the first quarter last year. The slight decline in adjusted EBIT reflects the impact of unfavorable price/mix and lower volume, partially offset by lower raw material and operating costs, and lower SG&A expenses.

Process Industries sales of $300.8 million for the first quarter declined approximately 9 percent from the same period a year ago. Excluding the impact of currency, sales were down roughly 6 percent, driven by weaker demand in the heavy industries sector and the industrial aftermarket, partially offset by the benefit of acquisitions.

EBIT for the quarter was $32.6 million or 10.8 percent of sales, compared with EBIT of $45.2 million or 13.7 percent of sales for the same period a year ago. Adjusted EBIT was $36.2 million or 12 percent of sales, compared with $50.8 million or 15.4 percent of sales in the first quarter last year. The decrease in adjusted EBIT was driven by the impact of lower volume and currency, partially offset by lower SG&A expenses and raw material costs.

2016 Outlook

The company expects 2016 revenue to be down approximately 5 percent from 2015, including 2 percent from currency declines.

Within its segments, the company estimates full-year 2016:

•
Mobile Industries' sales to be down approximately 6 percent. Excluding the impact of currency, sales are expected to be down around 4 percent, reflecting lower demand in rail, off-highway and aerospace, offset partially by growth in automotive and the net benefit of acquisitions and divestitures.

•
Process Industries' sales to be down approximately 4 percent. Excluding the impact of currency, sales are expected to be down around 2 percent, driven by declines in the heavy industries sector and the industrial aftermarket, partially offset by organic growth in wind energy and the benefit of acquisitions.

Timken anticipates 2016 earnings per diluted share to range from $1.65 to $1.75 for the full year on a GAAP basis. Excluding unusual items, the company expects 2016 adjusted earnings per diluted share to be $1.90 to $2.00.

Conference Call Information
Timken will host a conference call today at 10:00 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:        Wednesday, April 27, 2016
10:00 a.m. Eastern Time
Live Dial-In: 800-500-0920 or 719-457-2731
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 1Q Earnings Call
Live Webcast:    www.timken.com/investors

Conference Call Replay:    Replay Dial-In available through May 11, 2016:
888-203-1112 or 719-457-0820
Replay Passcode: 6334899

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TIMKEN

About The Timken Company
The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, gear drives, belts, chain and related products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and mechanical power transmission across a variety of bearings and related systems to improve reliability and efficiency of machinery and equipment all around the world. The company’s growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Carlisle®, Drives® and InterlubeTM. Known for its quality products and collaborative technical sales model, Timken posted $2.9 billion in sales in 2015. With more than 14,000 employees operating from 28 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company's forecasts, estimates plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the first quarter of 2016; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of the company's last-in, first-out accounting; weakness in global or regional economic conditions and capital markets; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations due to changes in interest rates, investment performance and other tactics designed to reduce risk; the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments; and retention of U.S. Continued Dumping and Subsidy Offset Act distributions. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2015, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###

Media Relations:	Investor Relations: Shelly Chadwick
Vice President - Treasury & Investor Relations
Telephone: (234) 262-3514	Telephone: (234) 262-3223
mediarelations@timken.com	shelly.chadwick@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended March 31,
	2016	2015
Net sales	$684.0	$722.5
Cost of products sold	503.1	520.0
Gross Profit	180.9	202.5
Selling, general & administrative expenses (SG&A)	118.3	128.5
Impairment and restructuring charges	10.5	6.2
Pension settlement charges	1.2	215.2
Operating Income (Loss)	50.9	(147.4)
Continued Dumping and Subsidy Offset Act income, net of related expenses(1)	47.7	—
Other (expense) income, net	—	(1.4)
Earnings (Loss) Before Interest and Taxes (EBIT)(2)	98.6	(148.8)
Interest expense, net	(8.1)	(7.3)
Income (Loss) Before Income Taxes	90.5	(156.1)
Provision (benefit) for income taxes	27.6	(21.3)
Net Income (Loss)	62.9	(134.8)
Less: Net (loss) income attributable to noncontrolling interest	(0.1)	0.4
Net Income (Loss) Attributable to The Timken Company	$63.0	$(135.2)

Net Income (Loss) per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings (Loss) per share	$0.79	$(1.54)

Diluted Earnings (Loss) per share	$0.78	$(1.54)

Average Shares Outstanding	79,769,761	87,670,640
Average Shares Outstanding - assuming dilution	80,437,533	87,670,640

(1) U.S. Continued Dumping and Subsidy Offset Act (CDSOA) income, net of related expenses, represents the amount of funds awarded to the Company from monies collected by U.S. Customs and Border Protection (U.S. Customs) on entries of merchandise subject to antidumping orders that entered the U.S. prior to October 1, 2007.

(2) EBIT is defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's performance.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended March 31,
(Dollars in millions)	2016	2015

Mobile Industries
Net sales	$383.2	$393.0
Earnings before interest and taxes (EBIT) (1)	$30.2	$35.4
EBIT Margin (1)	7.9%	9.0%

Process Industries
Net sales	$300.8	$329.5
Earnings before interest and taxes (EBIT) (1)	$32.6	$45.2
EBIT Margin (1)	10.8%	13.7%

Unallocated corporate expense	$(10.7)	$(14.2)
Unallocated pension settlement charges (2)	(1.2)	(215.2)
CDSOA income, net of related expenses(3)	47.7	—

Consolidated
Net sales	$684.0	$722.5
Earnings (loss) before interest and taxes (EBIT) (1)	$98.6	$(148.8)
EBIT Margin (1)	14.4%	(20.6)%

(1) EBIT is defined as operating income plus other income (expense). EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company's performance.

(2) Unallocated pension settlement charges in 2015 primarily related to the purchase of a group annuity contract from Prudential Insurance Company of America (Prudential) to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump sum distributions to new retirees.

(3) CDSOA income, net of related expenses, represents the amount of funds awarded to the Company from monies collected by U.S. Customs on entries of merchandise subject to antidumping orders that entered the U.S. prior to October 1, 2007.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	(Unaudited) March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$137.3	$129.6
Restricted cash	0.2	0.2
Accounts receivable	465.0	454.6
Inventories, net	551.3	543.2
Other current assets	121.1	78.8
Total Current Assets	1,274.9	1,206.4
Property, plant and equipment, net	780.1	777.8
Goodwill and other intangible assets	593.8	598.6
Non-current pension assets	88.1	86.3
Other assets	113.2	115.0
Total Assets	$2,850.1	$2,784.1

LIABILITIES
Accounts payable	$177.9	$159.7
Short-term debt, including current portion of long-term debt	15.3	77.1
Income taxes	30.2	13.1
Accrued expenses	219.2	255.4
Total Current Liabilities	442.6	505.3

Long-term debt	673.4	579.4
Accrued pension cost	149.2	146.9
Accrued postretirement benefits cost	133.1	136.1
Other non-current liabilities	76.2	71.8
Total Liabilities	1,474.5	1,439.5

EQUITY
The Timken Company shareholders' equity	1,349.7	1,324.5
Noncontrolling Interest	25.9	20.1
Total Equity	1,375.6	1,344.6
Total Liabilities and Equity	$2,850.1	$2,784.1

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
(Dollars in millions)	2016	2015
Cash Provided (Used)
OPERATING ACTIVITIES
Net income (loss) attributable to The Timken Company	$63.0	$(135.2)
Net (loss) income attributable to noncontrolling interest	(0.1)	0.4
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32.6	33.5
Impairment charges	2.6	2.7
Loss on sale of assets	0.6	0.3
CDSOA receivable	(48.1)	—
Pension and other postretirement expense	9.3	225.1
Pension and other postretirement benefit contributions and payments	(10.2)	(6.9)
Changes in operating assets and liabilities:
Accounts receivable	(4.9)	(29.6)
Inventories	(0.1)	(12.8)
Accounts payable	16.5	27.9
Accrued expenses	(28.4)	(63.5)
Income taxes	22.4	(29.7)
Other, net	(8.1)	4.8
Net Cash Provided by Operating Activities	$47.1	$17.0

INVESTING ACTIVITIES
Capital expenditures	(24.2)	(19.7)
Other	(0.4)	5.7
Net Cash Used by Investing Activities	$(24.6)	$(14.0)

FINANCING ACTIVITIES
Cash dividends paid to shareholders	(20.7)	(21.9)
Purchase of treasury shares	(35.0)	(96.8)
Net payments on credit facilities	(13.8)	(3.6)
Net proceeds (payments) from long-term debt	45.0	(1.1)
Other	5.1	2.6
Net Cash Used by Financing Activities	$(19.4)	$(120.8)
Effect of exchange rate changes on cash	4.6	(6.6)
Increase (Decrease) in Cash and Cash Equivalents	$7.7	$(124.4)
Cash and cash equivalents at Beginning of Period	129.6	278.8
Cash and Cash Equivalents at End of Period	$137.3	$154.4

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Income (Loss) and Adjusted Diluted Earnings Per Share to GAAP Earnings (Loss) Per Share:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's performance. Management believes that adjusted net income and adjusted diluted earnings per share, after adjustments, are representative of the Company's performance and therefore useful to investors.

(Dollars in millions, except share data)	Three Months Ended March 31,
	2016	EPS	2015	EPS
Income (Loss) from The Timken Company	$62.9		$(134.8)
Less: Net (loss) income attributable to noncontrolling interest	(0.1)		0.4
Net Income (Loss) Attributable to The Timken Company	$63.0	$0.78	$(135.2)	$(1.54)

Adjustments:(1)
Pension settlement charges(2)	$1.2	0.02	$215.2	2.45
Impairment and restructuring charges(3)	10.7	0.13	6.6	0.07
CDSOA income, net of related expenses(4)	(47.7)	(0.59)	—	—
Gain on dissolution of a subsidiary	(1.4)	(0.02)	—	—
Provision (benefit) for income taxes(5)	11.1	0.14	(42.4)	(0.48)
Total Adjustments:	(26.1)	(0.32)	179.4	2.04
Adjusted Net Income from The Timken Company	$36.9	$0.46	$44.2	$0.50

(1) Adjustments are pre-tax, with net tax provision (benefit) listed separately.

(2) Pension settlement charges in 2015 primarily related to the purchase of a group annuity contract from Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump sum distributions to new retirees.

(3) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives.

(4) CDSOA income, net of related expenses, represents the amount of funds awarded to the Company from monies collected by U.S. Customs on entries of merchandise subject to antidumping orders that entered the U.S. prior to October 1, 2007.

(5) Provision (benefit) for income taxes includes the tax impact of pre-tax special items, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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TIMKEN

Reconciliation of EBIT to GAAP Net Income (Loss), and EBIT Margin, After Adjustments, to Net Income (Loss) as a Percentage of Sales and EBIT, After Adjustments, to Net Income (Loss):
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance. Management believes consolidated earnings (loss) before interest and taxes (EBIT) is representative of the Company's performance and that it is appropriate to compare GAAP net income (loss) to consolidated EBIT. Management also believes that EBIT and EBIT margin, after adjustments, are representative of the Company's core operations and therefore useful to investors.

(Dollars in millions, except share data)	Three Months Ended March 31,
	2016	Percentage to Net Sales	2015	Percentage to Net Sales
Net Income (Loss)	$62.9	9.2%	$(134.8)	(18.7)%

Provision (benefits) for income taxes	27.6	4.0%	(21.3)	(2.9)%
Interest expense	8.4	1.2%	8.0	1.1%
Interest income	(0.3)	—%	(0.7)	(0.1)%
Consolidated earnings (loss) before interest and taxes (EBIT)	$98.6	14.4%	$(148.8)	(20.6)%

Adjustments:
Pension settlement charges (1)	$1.2	—%	$215.2	29.8%
Impairment and restructuring charges(2)	10.7	1.6%	6.6	0.9%
CDSOA income, net of related expenses(3)	(47.7)	(7.0)%	—	—%
Gain on dissolution of a subsidiary	(1.4)	—%	—	—%
Total Adjustments	(37.2)	(5.4)%	221.8	30.7%
Consolidated earnings before interest and taxes (EBIT), after adjustments	$61.4	9.0%	$73.0	10.1%

(1) Pension settlement charges in 2015 primarily related to the purchase of a group annuity contract from Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump sum distributions to new retirees.

(2) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives.

(3) CDSOA income, net of related expenses, represents the amount of funds awarded to the Company from monies collected by U.S. Customs on entries of merchandise subject to antidumping orders that entered the U.S. prior to October 1, 2007.

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TIMKEN

Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance. Management believes that segment EBIT and EBIT margin, after adjustments, are representative of the segment's core operations and therefore useful to investors.

Mobile Industries
(Dollars in millions)	Three Months Ended March 31, 2016	Percentage to Net Sales	Three Months Ended March 31, 2015	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$30.2	7.9%	$35.4	9.0%

Impairment and restructuring charges (1)	7.1	1.9%	1.0	0.3%
Gain on dissolution of a subsidiary	(1.4)	(0.4)%	—	—%
Earnings before interest and taxes (EBIT), after adjustments	$35.9	9.4%	$36.4	9.3%

Process Industries
(Dollars in millions)	Three Months Ended March 31, 2016	Percentage to Net Sales	Three Months Ended March 31, 2015	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$32.6	10.8%	$45.2	13.7%

Impairment and restructuring charges(1)	3.6	1.2%	5.6	1.7%
Earnings before interest and taxes (EBIT), after adjustments	$36.2	12.0%	$50.8	15.4%

(1) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.

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TIMKEN

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital to the Ratio of Total Debt to Capital:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position. Capital, used for the ratio of total debt to capital, is defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt and the Ratio of Net Debt to Capital are important measures of the Company's financial position, due to the amount of cash and cash equivalents.

(Dollars in millions)
	March 31, 2016	December 31, 2015
Short-term debt, including current portion of long-term debt	$15.3	$77.1
Long-term debt	673.4	579.4
Total Debt	$688.7	$656.5
Less: Cash, cash equivalents and restricted cash	(137.5)	(129.8)
Net Debt	$551.2	$526.7

Total equity	$1,375.6	$1,344.6

Ratio of Total Debt to Capital	33.4%	32.8%
Ratio of Net Debt to Capital	28.6%	28.1%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended March 31,
	2016	2015
Net cash provided by operating activities	$47.1	$17.0
Less: capital expenditures	(24.2)	(19.7)
Free cash flow	$22.9	$(2.7)

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TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2016 Outlook:
(Unaudited)
This reconciliation is provided as additional relevant information about the Company's performance. Management believes that adjusted diluted earnings per share, after adjustments, are representative of the Company's performance and therefore useful to investors.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$1.65	$1.75

Adjustments (after-tax):
CDSOA income, net of related expenses (1)	(0.35)	(0.35)
Pension settlement charges (2)	0.30	0.30
Restructuring charges (3)	0.30	0.30
Total Adjustments:	$0.25	$0.25
Forecasted full year adjusted diluted earnings per share	$1.90	$2.00

(1) CDSOA income, net of related expenses, represents the amount of funds awarded to the Company from monies collected by U.S. Customs on entries of merchandise subject to antidumping orders that entered the U.S. prior to October 1, 2007.

(2) Pension settlement charges primarily relate to anticipated lump sum settlement activity.

(3) Restructuring charges relate to severance and other cost reduction initiatives.

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